SMITHTOWN BANCORP

                                   ONE EAST MAIN STREET
                              SMITHTOWN, NEW YORK 11787-2828

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                        To Be Held
                                  TUESDAY, APRIL 3, 2001

To the Shareholders:

     The Annual Meeting of Shareholders of Smithtown Bancorp (the "Bancorp"), will be held at the Main Office of the Bank of Smithtown located at One East Main Street, Smithtown, New York 11787, on April 3, 2001, at 10:00 a.m., for the following purposes:

      1.    The election of three (3) directors to serve a term of three years.

      2.    To  consider  and vote  upon a  proposal  to amend  the  Bancorp's
            Certificate of Incorporation in order to change the number of authorized Common Shares from 3,000,000 shares, par value $2.50, to 7,000,000 shares, par value $1.25, in order to effect a two-for-one split.

     3. To ratify the appointment of Albrecht, Viggiano, Zureck & Company, P.C. as independent auditors for the year ending December 31, 2001.

     4. To transact such other business as may properly come before the meeting for any adjournment thereof.

     Pursuant to a resolution of the Board of Directors adopted at the Board of Directors meeting on January 23, 2001, only shareholders of record at the close of business on February 27, 2001 shall be entitled to notice of and to vote at this meeting.

Dated:  March 2, 2001
Smithtown, New York
                                           BY ORDER OF THE BOARD OF DIRECTORS

                                                   Bradley E. Rock
                                               Chairman of the Board, President
                                               & Chief Executive Officer

                                SMITHTOWN BANCORP

                              ONE EAST MAIN STREET
                         SMITHTOWN, NEW YORK 11787-2828

                                 PROXY STATEMENT

                            GENERAL PROXY INFORMATION

     This Proxy Statement (this 'Proxy Statement') is furnished in connection with the solicitation by and on behalf of the Board of Directors of Smithtown Bancorp (the "Bancorp") of proxies to be used at the Annual Meeting of Shareholders of the Bancorp to be held at the Main Office of the Bank of Smithtown (the 'Bank') located at One East Main Street, Smithtown, New York, on April 3, 2001, and at any adjournment thereof. The costs of the proxy solicitation are to be paid by the Bancorp. The Bank is a wholly-owned subsidiary of the Bancorp. The date of this Proxy Statement is March 2, 2001, the approximate date on which this Proxy Statement and accompanying form of proxy were first mailed to our shareholders.

Authorized Shares and Voting Rights

     Only shareholders of record as of the close of business on February 27, 2001 (the 'Record Date') will be entitled to vote at the meeting and any adjournment thereof. Each shareholder is entitled to one vote for each share of stock held by him or her. There were 781,479 share of common stock ('Common Shares') issued and outstanding on the Record Date. Shareholders may vote in person or by proxy. Each holder of common stock is entitled one (1) vote on each of the proposals presented in this Proxy Statement for each common share held. There is no cumulative voting for the election of directors.

Voting of Proxy

     All valid proxies received prior to the meeting will be voted in accordance with the specifications made thereon. If no choices are indicated on the proxy, it is intended that the shares of stock represented by the proxy will be voted for the election of the director nominees listed in Table I and in favor of the other proposals. With respect to the director nominees, if any of such nominees should become unavailable for any reason, which the directors do not now contemplate, it is intended that, pursuant to the accompanying form of proxy, votes will be cast for a substitute nominee designated by the Board of Directors.

     If the accompanying form of proxy is executed and returned, it nevertheless may be revoked by the shareholder at any time before it is exercised. But if it is not revoked, the shares represented thereby will be voted by the persons designated in each such proxy.

Financial Statements

     A copy of the Bancorp's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2000, has been previously mailed to the shareholders.

Matters To Be Voted On At The Meeting

     There are three matters that are scheduled to be voted on at the Annual Meeting. Shareholders are being asked to vote on (1) the election of three directors, (2) an amendment to the Bancorp's Certificate of Incorporation changing the number of authorized common shares from 3,000,000 shares, par value $2.50, to 7,000,000 shares, par value $1.25, and (3) the radification of Albrecht, Viggiano, Zureck & Co., P.C., as the Bancorp's independent auditors for the year ending December 31, 2001.

     Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. The approval referred to above will be authorized if a majority of the votes cast at the Annual Meeting, either in person or by proxy, are voted in favor of such approval.

     With respect to the proposals referred to above, abstentions and broker non-votes will be counted as not having voted and will not be counted in determining if the plurality, with respect to proposal (1), or the majority, with respect to proposals (2) and (3), was obtained.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The Certificate of Incorporation of the Bancorp provides that the Board of Directors shall consist of nine (9) members and that the directors shall be classified into three classes, each of which shall serve for a term of three years, with the term of office of one class expiring each year.

Nominees for Election of Directors

     All nominees who are presently serving as directors were elected to their present term of office by the shareholders. The following directors whose terms are expiring this year are proposed for re-election for terms expiring in 2004:
Patrick A. Given, Edith Hodgkinson and Robert W. Scherdel. If a nominee declines to serve or becomes unable for any reason (although the Board of Directors knows of no reason to anticipate that this will occur), the proxy may be voted for such substitute nominee as the Board of Directors may designate. Patricia C. Delaney was elected to the Board on October 24, 2000, pursuant to Article 2,
Section 1, of the Bancorp's By-Laws to fill the unexpired term of Charles E. Rockwell, who retired from his position on the Board effective October 24, 2000.


                                             TABLE I


                                Date                                   Experience and                          Shares of Stock
                            Directorship       Director             Principal Occupation                    Beneficially Owned (2)
Name and Age                Term Expires       Since (1)            During Past 5 Years                        #               %
____________________________________________________________________________________________________________________________________
NOMINEES

Patrick A. Given, 56             2004           1989                  Real Estate Appraiser and
                                                                      Consultant; Given Associates,
                                                                      located at 550 Route 111,
                                                                      Hauppauge, New York.                    4,326          .55

Edith Hodgkinson, 78             2004           1979                  Retired Restaurateur.                  49,400         6.32

Robert W. Scherdel, 46           2004           1996                  President & CEO
                                                                      Sunrest Health Facilities, Inc.        16,322         2.08


                                Date                                   Experience and                          Shares of Stock
                            Directorship       Director             Principal Occupation                    Beneficially Owned (2)
Name and Age                Term Expires       Since (1)            During Past 5 Years                        #           %
____________________________________________________________________________________________________________________________________
DIRECTORS CONTINUING IN OFFICE

Manny M. Schwartz, 58            2002           1998                 President, Quality Enclosures,
                                                                     Inc., located Central Islip, N.Y.
                                                                     President, Sarasota Shower Door
                                                                     Company, Inc., Quality Powder
                                                                     Coating Company, Inc., and MSS
                                                                     Properties, located in Sarasota, Fla.       2,350         .30

Barry M. Seigerman, 60           2002           1993                 Chairman & Chief Executive
                                                                     Officer Seigerman-Mulvey Co., Inc.,
                                                                     Insurance Brokers, located at
                                                                     45 Research Way, East Setauket,
                                                                     New York.  Active in business and
                                                                     community non-profit organizations.         2,798         .35

Augusta Kemper, 78               2002           1992                 Horticulturist and Owner of Kemper
                                                                     Nurseries until retirement in 1985.        49,866        6.38

Bradley E. Rock, 48              2003           1988                 Chairman of the Board, President
                                                                     & Chief Executive Officer of the
                                                                     Bancorp and the Bank.                       7,138         .91

Patricia C. Delaney, 42          2003           2000                 Attorney in private practice.
                                                                     General counsel to the Bank since 1994.     1,075         .13

Sanford C. Scheman, 64           2003           2000                 Principal, North Shore Orthopedic
                                                                     Surgery & Sports Medicine, PC;
                                                                     Chairman of the Board & Executive
                                                                     Director of St. James Plaza Nursing
                                                                     Facility; President, Copesetic Ventures,
                                                                     Inc.; Founding member, National
                                                                     Osteoporosis Institute, LLC.                2,226         .28

1) Each director of the Bancorp is also a director of the Bank. The dates given are the dates on which the director first served as a director of the Bank.

2) These figures include Common Shares owned by family members of directors as to which each of the directors disclaims any beneficial ownership. Mrs. Hodgkinson's shares include shares held by the Bank as Trustee under the Last Will and Testament of Carlyle Hodgkinson. The amount of Common Shares beneficially owned and listed in the table above is provided as of February 27, 2001.

Board of Directors

     The Board of Directors holds regular monthly meetings. The Board held twelve meetings and two special meetings during 2000. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and the committee or committees thereof on which such director served during 2000.

     The Board of Directors does not have a standing nominating committee.

     The Compensation Committee consists of five members. Current members of the Committee are: Patrick A. Given (Chairman), Edith Hodgkinson, Augusta Kemper, Robert W. Scherdel and Barry M. Seigerman. The Committee did not meet during the last year. Instead, the entire Board considered and acted upon matters with respect to the compensation of elected officers.

Audit Committee

     The Audit Committee, consisting of eight directors, had four meetings in 2000. The Audit Committee reviews the Bank's financial reporting process on behalf of the Board of Directors, the internal audits conducted by Bank employees and/or auditors retained for those purposes, and the audits conducted by the independent auditors in conformance with regulations of the New York State Banking Department and the laws of the State of New York. The members of the Audit Committee are: Barry M. Seigerman (Chairman), Edith Hodgkinson, Augusta Kemper, Patrick A. Given, Robert W. Scherdel, Manny M. Schwartz, Sanford
C. Scheman and Patricia C. Delaney.

Audit Committee Report

     With respect to the audited financial statements of the Bank as of December 31, 2000 and for the year then ended, the Audit Committee:

     1. Has reviewed and discussed with the Bank's management the audited financial statements;

     2. Discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, which include, among other items, matters related to the conduct of the audit of the Bank's consolidated financial statements;

     3. Has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Bank) and has discussed with the auditors the auditors' independence from the Bank;

     4. Based on the review and discussions of the Bank's audited financial statements with the Bank's management and the independent auditors of the Bank, referred to in (1) - (3) above, recommend to the Board of Directors that the Bank's audited financial statements be included in the Bank's Annual Report on SEC Form 10-KSB for filing with the Securities and Exchange Commission; and

     5. Has considered whether the provision of non-audit services by the Bank's independent auditors is compatible with maintaining auditor independence.

The Board of Directors has not adopted a written charter for the Audit
Committee.

     The  Bancorp   believes  that  all  members  of  the  Audit  Committee  are independent, as such term is defined in Rule 4200 (a)(14) of the NASD's listing standards.

Barry M. Seigerman
Edith Hodgkinson
Augusta Kemper
Patrick A. Given
Robert W. Scherdel
Manny M. Schwartz
Sanford C. Scheman
Patricia C. Delaney

Director Compensation

     Directors received an annual retainer of $10,000 paid on a monthly basis at a rate of $833.33 per month, together with an attendance fee of $200 for each Board meeting attended. The members of the Directors Loan Committee who are not officers of the Bank and who were appointed to the committee prior to May 1, 1996, also received a monthly fee of $300 for committee membership. The total amount of directors' fees paid during 2000 was $119,428.24.

   The Board of Directors recommends a vote FOR the election of all Nominees
                          (Proposal No. 1 on the Proxy)


             AMENDMENT TO THE BANCORP'S CERTIFICATE OF INCORPORATION
                   TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                                (PROPOSAL NO. 2)

     The Board of Directors recommends that Article FOURTH of the Bancorp's Certificate of Incorporation be amended to change the number of shares of authorized capital stock from 3,000,000 shares (the 'Old Common Shares'), par value $2.50, to 7,000,000 shares (the'New Common Shares'), par value $1.25. The following description of this proposal is qualified in its entirety by reference to the proposed amendment to Article FOURTH of the Bancorp's Certificate of Incorporation, set forth below.

     At its regularly held meeting on February 15, 2001, the Board of Directors adopted a resolution recommending to the shareholders an amendment to the Bancorp's Certificate of Incorporation to increase the number of shares of authorized capital stock from 3,000,000 shares, par value $2.50, to 7,000,000 shares, par value $1.25, in order to effect the stock split.

     As of February 15, 2001, the Bancorp's authorized capital stock consisted of 3,000,000 Old Common Shares, of which 781,479 Old Common Shares were issued and outstanding on February 15, 2001, and 100,000 Preferred Shares, par value $0.01 per share, none of which were issued and outstanding on February 15, 2001.


     The Amendment will not have any material impact on the aggregate capital represented by the shares of capital stock for financial statement purposes. Adoption of the Stock Split following the Amendment will have the effect of increasing the current amount of outstanding shares of capital stock as indicated in the table below.

     In connection with the Stock Split, Old Common Shareholders would receive one New Common Share for each Old Common Share held by them.

             Before Amendment and Split           After Amendment and Split
Class of
Stock      Authorized Par Value Outstanding    Authorized Par Value Outstanding
Common      3,000,000   $2.50     781,479      7,000,000   $1.25     1,562,958

     The number of issued shares after the Stock Split is approximate. Except for changes resulting from the Stock Split, the rights and privileges of holders of Old Common Shares will remain the same, both before and after the filing of the Stock Split Amendment.

Reasons for the Amendment

     The primary reason the Bancorp is seeking approval from its shareholders for the amendment is to facilitate the proposed Stock Split. The Board of Directors believes that the current per share price level of the Old Common Shares has reduced the effective marketability of the shares. Many investors prefer to purchase shares in 'round-lot transactions of 100 shares or multiples thereof. A high per share price level discourages such type of transactions, thus discouraging investment in the Bancorp.

     The increase in the number of common shares outstanding as a consequence of the Stock Split should decrease the per share price of the common shares, which may encourage greater interest in the New Common Shares and possibly promote greater liquidity for the Bancorp's shareholders. However, the decrease in the per share price of the Common Shares as a consequence of the Stock Split may be proportionately less than the increase in the number of shares outstanding. In addition, any increased liquidity due to any decreased per share price could be partially or entirely off-set by the increased numbered of shares outstanding after the Stock Split. Nevertheless, the Stock Split could result in per share prices that adequately compensate for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described about will occur, or that any decrease in per share price of the New Common Shares resulting from the Stock Split will be maintained for any period of time.

     At the present time, the Bancorp has a sufficient number of authorized shares to effect the Stock Split. The Board of Directors believes, however, that it is desirable to increase the authorized capital stock of the Bancorp in order to have such stock available for future use in connection with acquisitions, financing, employee benefit plans, stock dividends or other corporate purposes including the possible issuance in reaction to an unsolicited acquisition proposal (as set forth more fully below).

     Although the Bancorp has no current plans, has made no arrangements and has not entered into any understandings whereby it would be required to issue any of the New Common Shares created by the Amendment for any specific purpose, the Board of Directors believes that it is in the best interests of the Bancorp to effect the increase in the capital stock as stated above in order to meet possible contingencies and opportunities for which the issuance of shares may be deemed advisable. From time to time the Bancorp has given, and in the future is likely to give, consideration to the feasibility of obtaining funds for appropriate corporate objectives through the public sale of equity securities. Because questions of timing are always central to whether or on what basis public financing is to be undertaken, the Bancorp wishes to obtain maximum flexibility in this regard by increasing its authorized capital stock at this time, thereby avoiding the need for, and the expense and delay occasioned by, a special shareholders' meeting to take similar actions at a later time. Other purposes for which such additional shares could be issued include: (a) the acquisition of the shares or assets of other corporations; (b) share distributions to shareholders of the Bancorp; (c) employee benefit plans; and
(d) in reaction to unsolicited acquisition proposals. In the Board of Directors' view, the New Common Shares will provide greater flexibility in achieving these purposes. It is intended that the additional shares of capital stock created by the Amendment would be subject to issuance at the discretion of the Board of Directors from time to time for any proper corporate purpose without further action by the shareholders, except as may be required by law or regulation or by the rules of any stock exchange on which the Bancorp's securities may then be listed (or by the by-laws of the National Association of Securities Dealers, Inc., if applicable at such time).

     Although the Board of Directors is not aware of any effort by any person to acquire control of the Bancorp and effect a change of control of the Bancorp, the authorized but unissued shares of capital stock of the Bancorp could be used to make it more difficult to effect a change in control of the Bancorp and thereby make it more difficult for shareholders to obtain an acquisition premium for their shares. Such shares could be used to create impediments for persons seeking to gain control of the Bancorp by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Board of Directors in opposing such an attempt by a third party to gain control of the Bancorp. The issuance of new shares of the Bancorp could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Bancorp.

     The Bancorp's Certificate of Incorporation currently contains several provisions that may be deemed to have the effect of discouraging and defeating certain forms of acquisition proposals. Article SEVENTH of the Certificate of Incorporation provides for a classified board of directors comprised of three classes, each of which is elected to a three-year term. Article EIGHTH provides that certain business combinations involving the Bancorp and holders of more than 5% of the Bancorp's outstanding shares must be approved by the affirmative vote of 80% of the outstanding shares unless the Board of Directors approves the transaction prior to the time the acquiror became a 5% owner or the Board of Directors unanimously approves the transaction. Each of these provisions has previously been adopted by the shareholders. In addition, in 1997, the Bancorp adopted a shareholder rights plan, which could have the effect of discouraging unsolicited acquisition proposals.

     The affirmative vote of the holders of a majority of the outstanding Common Shares is required to adopt the proposed amendment to the Certificate of Incorporation. If the amendment to Article FOURTH of the Bancorp's Certificate of Incorporation is authorized, the first sentence of Article FOURTH will read as follows:

     'FOURTH: Number of Shares. The aggregate number of shares which the corporation shall have authority to issue shall be 7,100,000, of which 7,000,000 shall be designated as Common Shares with a par value of $1.25 each and 100,000 shall be designated as Preferred Shares with a par value of one cent ($0.01) each.

            The Board of Directors recommends a vote FOR the proposal
               To amend the Bancorp's Certificate of Incorporation
                To change the number of authorized Common Shares
                     from 3,000,000 shares, par value $2.50,
                      to 7,000,000 shares, par value $1.25
                         (Proposal No. 2 on the proxy).

                        APPROVAL OF INDEPENDENT AUDITORS
                                 (PROPOSAL NO.3)

     The Board of Directors has selected Albrecht, Viggiano, Zureck & Co., P.C. ('AVZ'), Certified Public Accountants, to continue as the independent auditors for the Bank and the Bancorp for 2001. AVZ has served as the independent auditors for the Bank and the Bancorp since 1992. Representatives of AVZ will be present at the annual meeting to answer questions and are free to make statements during the course of the meeting.

Relationship with Independent Auditors

     AVZ has served as Smithtown Bancorp's independent auditors since 1992 and was our independent auditor for the year ended December 31, 2000. Audit services performed by AVZ for fiscal 2000 consisted of the examination of the Bancorp's consolidated financial statements and services related to filings with the Securities and Exchange Commission (SEC). All fees paid to AVZ were reviewed and considered for independence by the Audit Committee.

Audit Fees

     The Bancorp has been billed a total of approximately $60,000 by AVZ, the Bancorp's independent auditors, for professional services rendered for the audit of the Bancorp's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of interim financial statements included in the Bancorp's Forms 10-Q filed during the last fiscal year.

Financial Information Systems Design and Implementation Fees

    There were no fees billed by AVZ for professional services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

     The Company has been billed a total of $34,500 for all other services rendered by AVZ that are not set forth above.

            The Board of Directors recommends a vote FOR the proposal
              to ratify the appointment of the independent auditors
                          (Proposal No. 3 on the Proxy)

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The persons listed below are beneficial owners of more than 5% of the outstanding Common Shares of the Bancorp as of February 27, 2001.

Name and Address                  Common Shares                  Percent
of Beneficial Owner               Beneficially Owned            of Class
________________________________________________________________________________
Elizabeth Radau                       50,592                      6.47%
43 Edgewood Avenue
Smithtown, New York 11787

Edith Hodgkinson                      49,400                      6.32%
81 Governors Road
Sea Pines Plantation
Hilton Head, South Carolina 29928

Augusta Kemper                        49,866                      6.38%
51 Mills Pond Road
St. James, New York 11780

Security Ownership of Management

     The following table shows stock ownership as of February 27, 2001, of all directors and officers of the Bancorp and the Bank as a group:

TABLE II

                           Common Shares                     Percent of Class
                           Beneficially Owned (Note 1)
________________________________________________________________________________
Patrick A. Given                    4,326a                        .55
Anita M. Florek                     1,798b                        .23
Edith Hodgkinson                   49,400                        6.32
Robert W. Scherdel                 16,322                        2.08
Manny M. Schwartz                   2,350c                        .30
Barry M. Seigerman                  2,798d                        .35
Augusta Kemper                     49,866                        6.38
Sanford C. Scheman                  2,226                         .28
Bradley E. Rock                     7,138                         .91
Patricia C. Delaney                 1,075                         .13
Thomas J. Stevens                   2,009                         .25
Robert J. Anrig                     1,850                         .23
John A. Romano                        226e                        .02
Rosanna Dill                        1,049f                        .13

Fourteen directors and executive  142,388                       18.22
officers of the Bancorp and the Bank as a group
________________________________________________________________________________


Note 1 - Includes Common Shares owned by family members of directors as to which the directors disclaim any beneficial. interest.

[FN]
a Includes 2,744 shares for which Mr. Given has shared voting power and shared investment power with his spouse.

b Includes 323 shares for which Mrs. Florek has shared voting power and shared investment power with her spouse.

c Includes 1,450 shares for which Mr. Schwartz has shared voting power and shared investment power with his spouse.

d Includes 2,723 shares for which Mr. Seigerman has shared voting power and shared investment power with his spouse.

e Includes 226 shares for which Mr. Romano has shared voting power and shared investment power with his spouse.

f Includes 322 shares for which Mrs. Dill has shared voting power and shared investment power with her spouse.

Material Proceedings

     There are no material proceedings to the best of management's knowledge to which any director, officer or affiliate of the Bancorp or any record holder or beneficial owner of more than five percent of the Bancorp's stock, or any associate of any such director, officer, affiliate of the Bancorp, or security holder is a party adverse to the Bancorp or any of its subsidiaries or has a material interest adverse to the Bancorp.

                                    EXECUTIVE OFFICERS

     The following table sets forth information as to each executive officer of the Bancorp and the Bank as of February, 2001.

                                        TABLE III


       Name              Age                          Position
________________________________________________________________________________

 Bradley E. Rock        48   Chairman of the Board, President & Chief Executive
                             Officer of Bancorp since January 1992. President of Bancorp and the Bank October 1990 to January
                             1992. Director of  Bancorp and the Bank since 1988.

Anita M. Florek        50    Executive Vice President & Chief Financial Officer
                             of the Bank since January 1993.  Executive Vice
                             President & Treasurer of the Bancorp since January
                             1993. Senior Vice President & Comptroller of the
                             Bank March 1989 to January 1993. Treasurer of
                             Bancorp January 1991 to January 1992.

Robert J. Anrig        52    Executive Vice President & Chief Lending Officer
                             of the Bank since April 1998.  First Vice President
                             Lending of Home Federal Savings Bank from May 1992 to April 1998.

Thomas J. Stevens      42    Executive Vice President & Chief Commercial Officer
                             of the Bank since July 1997. Senior Vice President
                             & Commercial Loan Officer of the Bank February 1997 to July 1997. Vice President & Commercial Loan
                             Officer May 1994 to February 1997.

                       44    Executive Vice President, Retail Division since
John A. Romano               February 2000.  Senior Vice President, Retail
                             Division since June 1999. Vice President,
                             Operations Manager of Teachers Federal Credit Union
                             from April 1999 to June 1999.  Vice President,
                             Director of Consumer Products of Astoria Federal
                             Savings and Loan Assoc. from January 1987 to April
                             1999
________________________________________________________________________________

Executive Compensation

     The table appearing below sets forth all compensation paid in 2000 to each executive officer whose total compensation exceeded $100,000 for such year. All remuneration was paid by Bank of Smithtown.

                                    TABLE IV
                           Summary Compensation Table

Name and Principal        Year    Salary       Incentive      Other Compensation
Position                                       Compensation           (1) (2)
________________________________________________________________________________
Bradley E. Rock             2000  $251,076.74    $164,292.20         $51,384.21
Chairman, President & CEO   1999  $238,824.62    $120,065.00         $26,889.19
of the Bancorp and the      1998  $223,741.38    $105,665.52         $28,523.15
Bank

Anita M. Florek             2000  $137,307.68    $ 41,073.05         $27,391.00
Executive Vice President    1999  $130,769.28    $ 30,016.28         $15,142.40
of the Bancorp and the      1998  $121,702.70    $ 26,416.38         $14,087.42
Bank

Robert J. Anrig             2000  $137,307.68    $ 65,497.08         $29,219.00
Executive Vice President    1999  $130,769.30    $ 31,474.42         $12,443.83
of the Bank                 1998  $ 91,826.88          - 0 -              - 0 -

Thomas J. Stevens           2000  $116,436.74    $ 57,519.58         $26,360.50
Executive Vice President    1999  $110,892.32    $ 40,594.16         $13,785.21
of the Bank                 1998  $105,538.38    $ 35,723.19         $12,483.48

John A. Romano              2000  $ 99,230.66    $ 11,289.99         $15,140.06
Executive Vice President    1999  $ 41,192.21          - 0 -              - 0 -
of the Bank                 1998      -   0 -         -  0 -            -   0 -

(1) Mr. Rock received an annual retainer of $10,000 paid on a monthly basis at a rate of $833.33 per month, as Chairman of the Board of Directors. Mr. Rock does not receive any additional fees or any additional compensation for participation on any of the board's committees. These amounts also include employer matching contributions paid in connection with the Bank's 401(k) plan, amounts accrued during 2000 under the ESOP and premiums paid on behalf of the officers for a group term life insurance policy.

(2) Amounts reported do not include any amount expended by the Bank which may have provided an incidental benefit to the persons listed in the table above, but which were made by the Bank in connection with its business. While the specific amounts of such incidental benefits cannot be precisely determined, after due inquiry, management does not believe that such value would exceed $5,000 in the aggregate for any of such persons.

Change of Control Agreements

     The Bank has Agreements (the 'Agreements') with Bradley E. Rock, Anita M. Florek, Robert J. Anrig, John A. Romano, Thomas J. Stevens and certain other executives (collectively, the 'Executives') which would become effective in the event of a change in control of the Bancorp's stock. The Agreements provide generally that the Executives would continue to be employed for a period of five years from the date of the change in control in a position with duties and authority commensurate with the duties being performed and the authority being exercised by the Executives immediately prior to the change in control. The Agreements provide that the Executives' compensation and benefits would be commensurate with those of other executives in similar positions at the Bank or in a similar positions with the organization which has acquired control of the Bancorp. In any event, the Executives compensation and benefits would not be less than what the Executives were entitled to receive immediately prior to the change in control.

     The Agreements further provide that if the Executives employment were terminated by the Bank subsequent to a change in control of the Bancorp for any reason other than cause, disability or death, or if the Executive elects to terminate his or her employment following a change in control of the Bancorp because of a diminution of the Executive's compensation or responsibilities or following a breach by the Bank of the Agreement, the Executive would continue to receive the same compensation and benefits he would have received had he remained employed for a period ending five years after the date of a change in control. The Agreement between the Bank and Mr. Rock also provides that if at any time within one year after a change in control of the Bancorp Mr. Rock elects to terminate his employment with the Bank for any reason, he will receive, in lieu of (and not in addition to) the five year compensation referred to in the previous sentence, a lump sum severance allowance equivalent to three years compensation and benefits at the rate payable to him immediately prior to the change in control.

Certain Transactions
     Some of the directors and officers of the Bancorp, and some of the corporations and firms with which these individuals are associated, are also customers of Bank of Smithtown in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000.00 or more. It is anticipated that some of these individuals, corporations and firms will continue to be customers of and indebted to the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than the normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

     No director of the Bank or the Bancorp had an aggregate amount of unsecured indebtedness to the Bank in excess of 15 percent of the Bank's equity capital account during the period of January 1, 2000, through December 31, 2000.

     Outside of normal customer relationships, described above, none of the directors or officers of the Bank or the Bancorp, or the corporations or firms with which such individuals are associated, currently maintains or has maintained within the last fiscal year any significant business or personal relationship with the Bank or the Bancorp other than such as arises by virtue of such individual's or entity's position with and/or ownership interest in the Bank or the Bancorp.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and certain stockholders owning more than 10% of any class of the Company's equity securities ('10%
Stockholders') to file reports with the SEC ('Reports') indicating their ownership of securities of the Company and any changes in such ownership.
Executive officers, directors and 10% Stockholders (collectively, 'Reporting Persons') are required to provide copies of Reports filed by them to the Company. Based solely on a review of copies of all such Reports and amendments thereto filed during or with respect to the Company's most recent fiscal year and furnished to the Company, as well as certain written representations provided to the Company by the Reporting Persons, no Reporting Persons failed to file reports on a timely basis during the most recent fiscal year, except that the following Reporting Persons filed Forms 3 and/or Forms 4 during the Company's most recent fiscal year in order to comply with Section 16(a) and to report prior transactions in the Company's equity securities that were inadvertently not currently reported: Sanford C. Scheman, Barry M. Seigerman, Manny M. Schwartz, Robert J. Anrig, Robert W. Scherdel, Anita M. Forek, John A. Romano and Thomas J. Stevens filed Forms 3 and 4, and Bradley E. Rock, Charles
E. Rockwell, Patrick A. Given, Edith Hodgkinson, and Attmore Robinson, Jr. filed Forms 4.


                                  PENSION PLAN

     The Employee Stock Ownership Plan ( the "ESOP") and the 401(k) plans cover full-time employees who have attained the age of 21 years and who have completed 1,000 hours of employment during the year.

     Benefits under the ESOP are based solely on the amount contributed to the ESOP which is used to purchase Common Shares. A participant's allocation is the total employer contribution multiplied by the ratio of that participant's applicable compensation over the amount of such compensation for all participants for that year. Benefits are not subject to deduction of social security or other offset amounts.
                              SHAREHOLDER PROPOSALS

     Shareholder proposals to be presented at the 2002 Annual Meeting must be received by the Secretary of the Board of Directors by November 2, 2001, to be included in the proxy statement.

                                 OTHER BUSINESS

     So far as the Board of Directors of the Bancorp now knows, no business other than that referred to above will be transacted at the Annual Meeting. The persons named in the Board of Directors' Proxies may, in the absence of instructions to the contrary, vote upon all matters presented for action at the Meeting according to their best judgment.
Dated: March 2, 2001

                                            SMITHTOWN BANCORP
                                            Bradley E. Rock
                                            Chairman  of  the  Board, President
                                            & Chief Executive Officer

                                            13
                           THIS PROXY IS SOLICITED BY
                  BOARD OF DIRECTORS OF SMITHTOWN BANCORP, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                             Tuesday, April 3, 2001

     The undersigned shareholder of Smithtown Bancorp, Inc., revoking all proxies heretofore given with respect to the shares represented herewith, hereby constitutes and appoints Albert Brayson II, Doris Masters and George H. Duncan or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned, with all the powers which the undersigned would possess if personally present, to vote all common shares of Smithtown Bancorp, Inc., held of record by the undersigned on February 27, 2001, at the Annual Meeting of Shareholders of Smithtown Bancorp, Inc., to be held at the Main Office of the Bank located at One East Main Street, Smithtown, NY, on April 3, 2001, at 10:00 a.m., or any adjournment thereof.

1. ELECTION OF Patrick A. Given, Edith Hodgkinson and Robert W. Scherdel, as Directors

   _____  For ALL NOMINEES.      The Board recommends a vote FOR All Nominees
   _____  Against ALL NOMINEES.
   _____  For ALL NOMINEES EXCEPT            ___________________________________
  (i.e. authority is withheld from)          ___________________________________

2. AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

   _____  For proposal           The Board recommends a vote FOR Proposal No 2.
   _____  Against Proposal
   _____  Abstain

3. RATIFICATION OF INDEPENDENT AUDITORS

   _____  For proposal           The Board recommends a vote FOR Proposal No 3
   _____  Against Proposal
   _____  Abstain

4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

Unless otherwise specified, this Proxy will be voted for the election of the nominated directors, in favor of the other proposals and in the discretion of the persons in whose favor this proxy is granted upon matters that may properly come before the meeting.

Dated:______________, 2001
                                        _________________________ L.S.
        (Please insert date)            Signature of Shareholder


                                        _________________________ L.S.
                                        Signature if Held Jointly

                                        Number of persons attending meeting_____


             This Proxy should be returned in the enclosed envelope.